Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3 (to be filed on or about May 21, 2018) of our report dated May 25, 2017, with respect to the December 31, 2016 financial statements of ReShape Medical, Inc. included in Amendment No. 1 to the Current Report on Form 8-K of ReShape Lifesciences Inc. filed on December 15, 2017.

/s/ Ernst & Young LLP

Irvine, California

May 21, 2018